PRESS RELEASE	EXHIBIT 99.1

AST SpaceMobile Provides Business Update and Fourth Quarter and Full Year 2024 Results

MIDLAND, Texas, March 3, 2025 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, and designed for both commercial and government applications, is providing its business update and results for the fourth quarter and full year ended December 31, 2024.

"2024 was a milestone year for AST SpaceMobile, and we enter 2025 even better positioned to lead the emerging direct-to-device satellite communications industry that we invented," said Abel Avellan, Founder, Chairman and CEO of AST SpaceMobile. "The many pieces of our plan are rapidly coming into place. We advanced our customer ecosystem, formalized definitive commercial agreements, and expanded our U.S. Government capabilities. Finally, we completed a carefully structured financing transaction with minimal dilution to current shareholders, enabling us to accelerate our manufacturing efforts and start 2025 stronger than ever."

“With nearly $1.0 billion in cash on our balance sheet pro forma for the recent offering of convertible notes, an alliance of industry leading partners, and our proprietary technology, we are well-positioned for continued success,” added Avellan. “We are laser-focused on building and deploying satellites and expanding our commercial agreements during 2025, moving toward commercial-scale revenues. Our vision has never been clearer, and we believe we have the resources and capabilities to execute our plans.”

Business Update

•
Significant advancement in commercialization of SpaceMobile network with new commercial agreements with Vodafone and the U.S. Government
o
Vodafone definitive commercial agreement through 2034 establishes framework to offer SpaceMobile service in its 20+ countries across Europe and Africa
o
Secured contract for $43.0 million in expected revenue with the U.S. Space Development Agency (SDA) through a prime contractor, following successful testing on BlueWalker-3
o
Announced plans to form European distribution entity, jointly owned with Vodafone to accelerate commercialization across European continent
o
Company has agreements with approximately 50 mobile network operators globally, which have nearly 3.0 billion existing subscribers globally

•
Achieved full operational status for first five BlueBird commercial satellites, each the largest-ever commercial communications arrays deployed in low Earth orbit (LEO)
o
Successfully conducted capability demonstrations of two-way video call transmission with AT&T, Verizon, and Vodafone using unmodified smartphones in premium low-band wireless spectrum
o
Preparing to begin testing service with AT&T and Verizon in the U.S., Vodafone in the UK and Turkey, and Rakuten in Japan
o
Received FCC grant of Special Temporary Authority (STA) with AT&T and Verizon in the U.S. to facilitate initial services, targeting approximately 100% nationwide coverage from space with over 5,600 coverage cells
•
Accelerated satellite manufacturing with planning and production of 40 Block 2 BlueBird satellites underway at AST SpaceMobile manufacturing facilities in Midland, Texas
o
Additionally, accelerated the procurement of components and materials needed to complete fully assembled microns and phased array for over 50 satellites in total
o
Exercised option for additional orbital launches, with full contracted launch capacity now for approximately 60 satellites during 2025 and 2026
o
Completed bring-up and initial validation of novel ASIC, a custom, low-power chip designed to support up to 10,000 MHz in processing bandwidth per satellite with peak data transmissions speeds of up to 120 Mbps
o
Block 2 BlueBird satellites span an unprecedented 2,400 square feet, more than 3x larger than the first five BlueBird satellites in orbit today
•
Spectrum agreement for long-term access to up to 45 MHz of premium lower mid-band spectrum in the U.S. for direct-to-device applications will enable peak data transmission speeds of up to 120 Mbps nationwide
o
Enhances existing shared cellular spectrum strategy with mobile network operator partners, expanding potential subscriber capacity and services in the U.S., the most valuable wireless market in the world
o
Matches 80+ year usage rights for a large block of attractive spectrum with technology leadership and largest-ever LEO communications arrays for direct-to-device cellular broadband
o
Strengthens position within broader wireless ecosystem with additional core strategic asset
•
Robust balance sheet with nearly $1.0 billion in cash, cash equivalents, and restricted cash (as of December 31, 2024), pro forma for convertible notes offering
o
Closed $460.0 million of gross proceeds from 7-year convertible senior notes offering, structured with an effective conversion price of $44.98 per share of Class A common stock, a premium of 100% over last sale dated January 22, 2025, and approximately 3% dilution to current shareholders
o
Continue to prioritize raising strategic capital through non-dilutive approaches, including commercial prepayments and commitments from mobile network operator partners
o
Progress made with quasi-governmental sources of capital, with applications in process for over $500.0 million in potential non-dilutive capital from multiple U.S. and International agencies

Fourth Quarter and Full Year 2024 Financial Highlights

•
As of December 31, 2024, we had cash, cash equivalents, and restricted cash of $567.5 million
•
Total operating expenses for the fourth quarter of 2024 were $60.6 million, including $19.9 million of depreciation and amortization and stock-based compensation expense. This represents a decrease of $6.0 million as compared to $66.6 million in the third quarter of 2024, due to a $9.3 million decrease in research and development costs and a $6.1 million decrease in depreciation and amortization expense, partially offset by a $9.1 million increase in engineering services costs and a $0.3 million increase in general and administrative costs
•
Adjusted operating expenses(1) for the fourth quarter of 2024 were $40.8 million, a decrease of $4.5 million as compared to $45.3 million in the third quarter of 2024, due to a $9.3 million decrease in research and development costs, partially offset by a $4.2 million increase in Adjusted engineering services costs(1) and a $0.6 million increase in Adjusted general and administrative costs(1)
•
As of December 31, 2024, we have incurred approximately $460.0 million of gross capitalized property and equipment costs and accumulated depreciation and amortization of $122.4 million. The capitalized costs include costs of satellite materials for BlueBird satellites, advance launch payments, Block 1 and BlueWalker 3 satellites, assembly and integration facilities including assembly and test equipment, and ground antennas

(1) See reconciliation of Adjusted operating expenses to Total operating expenses, Adjusted engineering services costs to Engineering services costs and Adjusted general and administrative costs to General and administrative costs in the tables accompanying this press release.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release, including Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs. We believe these non-GAAP financial measures are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measures. Reconciliation of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Conference Call Information

AST SpaceMobile will hold a quarterly business update conference call at 5:00 p.m. (Eastern Time) on Tuesday, March 4, 2025. The call will be accessible via a live webcast on the Events page of AST SpaceMobile’s Investor Relations website at https://ast-science.com/investors/. An archive of the webcast will be available shortly after the call.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K to be filed with the SEC on March 3, 2025.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K to be filed with the SEC on March 3, 2025. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison

Eva Murphy Ryan

917-547-7289

ASTSpaceMobile@allisonpr.com

Fourth Quarter and Fiscal Year 2024 Financial Results

AST SPACEMOBILE, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$564,988	$85,622
Restricted cash	2,546	2,475
Prepaid expenses	7,887	4,591
Other current assets	24,825	14,194
Total current assets	600,246	106,882

Non-current assets:
Property and equipment, net	337,669	238,478
Operating lease right-of-use assets, net	14,014	13,221
Other non-current assets	2,632	2,311
TOTAL ASSETS	$954,561	$360,892

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$17,004	$20,575
Accrued expenses and other current liabilities	12,195	23,926
Contract liabilities	41,968	-
Current operating lease liabilities	1,856	1,468
Current portion of long-term debt, net	2,919	252
Total current liabilities	75,942	46,221

Non-current liabilities:
Warrant liabilities	41,248	29,960
Non-current operating lease liabilities	12,652	11,900
Long-term debt, net	155,573	59,252
Total liabilities	285,415	147,333

Commitments and contingencies

Stockholders' Equity:
Class A Common Stock, $.0001 par value, 800,000,000 shares authorized, 208,173,198 and 90,161,309 shares issued and outstanding as of December 31, 2024 and 2023, respectively.	20	9
Class B Common Stock, $.0001 par value, 200,000,000 shares authorized, 11,227,292 and 50,041,757 shares issued and outstanding as of December 31, 2024 and 2023, respectively.	4	5
Class C Common Stock, $.0001 par value, 125,000,000 shares authorized, 78,163,078 shares issued and outstanding as of December 31, 2024 and 2023.	8	8
Additional paid-in capital	969,004	288,404
Accumulated other comprehensive (loss) income	(176)	227
Accumulated deficit	(489,745)	(189,662)
Noncontrolling interest	190,031	114,568
Total stockholders' equity	669,146	213,559

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$954,561	$360,892

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share data)

	Year Ended December 31,
	2024	2023	2022

Revenues	$4,418	$-	$13,825

Operating expenses:
Costs to fulfill Nano contracts (exclusive of items shown separately below)	-	-	6,714
Engineering services costs	93,491	78,811	54,212
General and administrative costs	61,566	41,601	48,332
Research and development costs	28,783	47,486	45,620
Depreciation and amortization	63,340	54,469	4,711
Total operating expenses	247,180	222,367	159,589

Other income (expense):
(Loss) gain on remeasurement of warrant liabilities	(268,627)	8,986	19,114
Interest expense	(18,681)	(4,511)	(216)
Interest income	14,164	7,186	2,849
Other income (expense), net	1,867	(10,290)	21,521
Loss on extinguishment of debt	(10,963)	-	-
Total other (expense) income, net	(282,240)	1,371	43,268

Loss before income tax expense	(525,002)	(220,996)	(102,496)
Income tax expense	(1,328)	(1,681)	(617)
Net loss before allocation to noncontrolling interest	(526,330)	(222,677)	(103,113)

Net loss attributable to noncontrolling interest	(226,247)	(135,116)	(71,473)
Net loss attributable to common stockholders	$(300,083)	$(87,561)	$(31,640)
Net loss per share attributable to holders of Class A Common Stock
Basic and diluted	$(1.94)	$(1.07)	$(0.58)
Weighted-average shares of Class A Common Stock outstanding
Basic and diluted	154,501,344	81,824,122	54,437,073

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Dollars in thousands)

	Year Ended December 31,
	2024	2023	2022

Net income loss before allocation to noncontrolling interest	$(526,330)	$(222,677)	$(103,113)
Other comprehensive loss
Foreign currency translation adjustments	(586)	(6)	(295)
Total other comprehensive loss	(586)	(6)	(295)
Total comprehensive loss before allocation to noncontrolling interest	(526,916)	(222,683)	(103,408)
Comprehensive loss attributable to noncontrolling interest	(226,430)	(135,120)	(71,704)
Comprehensive loss attributable to common stockholders	$(300,486)	$(87,563)	$(31,704)

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	For the Three Months Ended December 31,
	2024	2023	2022

Revenues	$1,918	$-	$-

Operating expenses:
Engineering services costs	30,945	19,992	16,004
General and administrative costs	15,889	10,528	10,698
Research and development costs	5,348	10,766	14,651
Depreciation and amortization	8,460	19,592	1,254
Total operating expenses	60,642	60,878	42,607

Other income (expense):
Gain (loss) on remeasurement of warrant liabilities	16,212	(12,468)	17,445
Interest expense	(3,949)	(3,024)	(53)
Interest income	5,277	1,389	1,665
Other income (expense), net	206	(55)	(1,669)
Loss on extinguishment of debt	(10,963)	-	-
Total other (expense) income, net	6,783	(14,158)	17,388

Loss before income tax expense	(51,941)	(75,036)	(25,219)
Income tax (expense) benefit	(156)	(2,088)	130
Net loss before allocation to noncontrolling interest	(52,097)	(77,124)	(25,089)

Net loss attributable to noncontrolling interest	(16,239)	(45,198)	(16,860)
Net loss attributable to common stockholders	$(35,858)	$(31,926)	$(8,229)
Net loss per share attributable to holders of Class A Common Stock
Basic and diluted	$(0.18)	$(0.35)	$(0.14)
Weighted-average shares of Class A Common Stock outstanding
Basic and diluted	199,219,379	90,008,459	60,799,275

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended December 31,
	2024	2023	2022

Net income loss before allocation to noncontrolling interest	$(51,941)	$(77,124)	$(25,089)
Other comprehensive loss
Foreign currency translation adjustments	190	520	1,570
Total other comprehensive loss	190	520	1,570
Total comprehensive loss before allocation to noncontrolling interest	(51,751)	(76,604)	(23,519)
Comprehensive loss attributable to noncontrolling interest	(16,486)	(44,894)	(15,789)
Comprehensive loss attributable to common stockholders	$(35,265)	$(31,710)	$(7,730)

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Years Ended December 31,
	2024	2023	2022

Cash flows from operating activities:
Net loss before allocation to noncontrolling interest	$(526,330)	$(222,677)	$(103,113)
Adjustments to reconcile net loss before noncontrolling interest to cash used in operating activities:
Gain on sale of Nano	-	-	(24,542)
Depreciation and amortization	63,340	54,469	4,711
Amortization of debt issuance costs	3,734	1,155	-
Write off of unamortized debt issuance costs	5,483	-	-
Loss on disposal/sale of property and equipment	2,221	110	305
Loss (gain) on remeasurement of warrant liabilities	268,627	(8,986)	(19,114)
Stock-based compensation	32,039	13,289	9,391
Paid-in-kind ("PIK") interest expense	2,959	-	-
Issuance of common stock for commitment shares	-	-	332
Changes in operating assets and liabilities:
Accounts receivable	-	-	(1,993)
Inventory	-	-	(2,461)
Prepaid expenses and other current assets	(14,016)	12,082	(24,588)
Accounts payable and accrued expenses	(6,257)	(149)	18,438
Operating lease right-of-use assets and operating lease liabilities	349	48	40
Contract liabilities	41,968	-	2,395
Other assets and liabilities	(260)	1,717	(16,265)
Net cash used in operating activities	(126,143)	(148,942)	(156,464)

Cash flows from investing activities:
Purchase of property and equipment	(174,127)	(118,807)	(57,284)
Proceeds from sale of Nano, net of cash deconsolidated and transaction costs	-	-	25,932
Net cash used in investing activities	(174,127)	(118,807)	(31,352)

Cash flows from financing activities:
Proceeds from debt	145,000	63,500	230
Repayments of debt	(48,752)	(242)	-
Payment for debt issuance costs	(9,435)	(9,653)	-
Proceeds from issuance of common stock	551,947	64,639	104,770
Payments for third party equity issuance costs	(12,151)	(872)	(2,747)
Proceeds from warrant exercises	153,618	-	14
Issuance of equity under employee stock plan	4,941	225	73
Employee taxes paid for stock-based compensation awards	(5,201)	(865)	-
Net cash provided by financing activities	779,967	116,732	102,340

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(260)	(142)	195

Net increase (decrease) in cash, cash equivalents and restricted cash	479,437	(151,159)	(85,281)
Cash, cash equivalents and restricted cash, beginning of period	88,097	239,256	324,537
Cash, cash equivalents and restricted cash, end of period	$567,534	$88,097	$239,256

Supplemental disclosure of cash flow information:
Non-cash activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$2,238	$6,739	$1,129
Non-cash investing and financing activities:
Purchases of property and equipment in accounts payable and accrued expenses	$9,309	$18,409	$4,926
PIK interest paid through issuance of PIK notes	2,959	-	-
Settlement of warrant liabilities by issuing shares	257,337	-	-
Cash paid during the fiscal year for:
Interest	$11,988	$3,243	$224
Income taxes, net	1,669	492	684

AST SPACEMOBILE, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED MEASURES (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended December 31, 2024
	GAAP Reported	Stock-Based Compensation Expense	Adjusted

Engineering services costs	$30,945	$(8,347)	$22,598
General and administrative costs	15,889	$(3,075)	12,814
Research and development costs	5,348		5,348
Depreciation and amortization	8,460		8,460
Total operating expenses	$60,642	$(11,422)	$49,220
Less: Depreciation and amortization			(8,460)
Adjusted operating expenses			$40,760

	For the Three Months Ended September 30, 2024
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Engineering services costs	$21,828	$(3,431)	$18,397
General and administrative costs	15,551	(3,379)	12,172
Research and development costs	14,724	-	14,724
Depreciation and amortization	14,543	-	14,543
Total operating expenses	$66,646	$(6,810)	$59,836
Less: Depreciation and amortization			(14,543)
Adjusted operating expenses			$45,293

Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are alternative financial measures used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. We define Adjusted engineering services costs and Adjusted general and administrative costs as engineering services costs and general and administrative costs adjusted to exclude stock-based compensation expenses.

We believe Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expenses, Adjusted engineering services costs, and Adjusted general and administrative costs are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measure of Total operating expenses, Engineering services costs and General and administrative costs.